NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT
INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

CUSIP NO. 39032V 10 1

GREAT EAST ENERGY, INC.

XXXXXXXXXX

XXXXXXXXXX

AUTHORIZED COMMON STOCK: 100,000,000 SHARES
PAR VALUE: $0.0001

THIS CERTIFIES THAT SPECIMEN

IS THE RECORD HOLDER OF SPECIMEN

Shares of **Great East Energy, Inc.** Common Stock

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

GREAT EAST ENERGY, INC.
CORPORATE
Seal
DELAWARE

Countersigned & Registered: Globex Transfer, LLC
(813) 344-4490

By XXXXXXXXXXX
Authorized Signature